As filed with the Securities and Exchange Commission on July 29, 2002
                                         Registration Statement No. 333-
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                     ------------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                     ------------------------------------

                                CIT GROUP INC.
            (Exact name of registrant as specified in its charter)

                             Delaware                                                 65-1095289
                             --------                                                 ----------
(State or other jurisdiction of incorporation or organization)               (IRS Employer Identification Number)

                          1211 Avenue of the Americas
                           New York, New York 10036
         (Address of principal executive offices, including zip code)

                  CIT GROUP INC. EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                            Robert J. Ingato, Esq.
                 Executive Vice President and General Counsel
                                CIT Group Inc.
                         1211 Avenue of the Americas
                           New York, New York 10036
                                (212) 536-1390
          (Name, address and telephone number of agent for service)

                                   Copy to:
                             Robert P. Hardy, Esq.
                        Sidley Austin Brown & Wood LLP
                              787 Seventh Avenue
                           New York, New York 10019


                        Calculation of Registration Fee

------------------------------------ ------------------ -------------------------- ------------------------- ------------------
                                                            Proposed Maximum           Proposed Maximum
     Title of Securities to be         Amount to be        Offering Price Per         Aggregate Offering         Amount of
            Registered                 Registered(1)            Share(2)                   Price(2)          Registration Fee
------------------------------------ ------------------ -------------------------- ------------------------- ------------------
Common Stock, par                       1,000,000               $18.10                  $18,100,000             $1,665.20
value $.01 per share to be
issued under the CIT Group
Inc. Employee Stock
Purchase Plan
------------------------------------ ------------------ -------------------------- ------------------------- ------------------

(1) There are also registered hereby such indeterminate number of shares of CIT Group Inc. common stock, par value $0.01 per share (the "Common Stock") as may become issuable by reason of any future stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). No additional registration fee is included for these shares.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) of the Securities Act, based upon the average of the high and low prices for the Registrant's Common Stock reported on the New York Stock Exchange on Wednesday July 24, 2002.

                               EXPLANATORY NOTE


     This Registration Statement relates to the CIT Group Inc. Employee Stock Purchase Plan (the "Plan") and the offer and sale of the Common Stock of CIT Group Inc., a Delaware Corporation (formerly known as Tyco Capital corporation and Tyco Acquisition Corp. XX (NV) and successor to The CIT Group, Inc.) (the "Registrant"), pursuant to the Plan.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*
        ----------------

Item 2. Registrant Information and Employee Plan Annual Information*
        -----------------------------------------------------------

  * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

     The Registrant hereby incorporates by reference the following documents which have been previously filed and such documents shall be deemed to be a part hereof:

(a) The Final Prospectus of the Registrant filed with the SEC on July 2, 2002 pursuant to Rule 424(b)(1) of Regulation C promulgated under the Securities Act;

(b) CIT Group Inc. (Nevada)'s Transition Report on Form 10-K for the nine months ended September 30, 2000;

(c) CIT Group Inc. (Nevada)'s Quarterly Reports on Form 10-Q for the quarter ended December 31, 2001, filed with the SEC on February 14, 2002, and for the quarter ended March 31, 2002, filed with the SEC on May 15, 2002, as amended by Form 10-Q/A filed with the SEC on June 12, 2002;

(d) CIT Group Inc. (Nevada)'s Current Reports on Form 8-K filed with the SEC on October 1, 2001, October 22, 2001, January 17, 2002, January 24, 2002,
February 7, 2002, February 22, 2002 and April 26, 2002;

(e) The Registrant's Current Reports on Form 8-K filed with the SEC on July 10, 2002, July 15, 2002 and July 25, 2002; and

(f) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on June 26, 2002, pursuant to Section 12(g) of the Securities Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description and which description is incorporated by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-86910).

     All documents filed by the Registrant pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         --------------------------

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

     Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act. Both the Registrant's By-Laws ("By-Laws") and Certificate of Incorporation provide for mandatory indemnification of its directors and officers to the fullest extent permissible under Delaware law. Article IX of the By-Laws provide that directors and officers of the Registrant shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with an action, suit or proceeding in which the director or officer has been made or is threatened to be made a party, if the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the director's or officer's conduct was unlawful. In addition, directors and officers shall be indemnified in any action by or in the right of the Registrant if the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant; provided, that no indemnification shall be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the Registrant unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for expenses that the court shall deem proper.

     Further, the By-Laws provide that no indemnification shall be provided by the Registrant to any person, unless it is determined that indemnification is proper because the person has met the applicable standard of conduct. Such determination shall be made (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders. To the extent, however, that the director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses without such authorizations.

     The By-Laws provide that expenses incurred in defending any action or proceeding to which indemnification may be available may be advanced by the Registrant upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant.

     Under the By-Laws, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Registrant has the power or obligation to indemnify him or her against such liability under the By-Laws.

     In addition, Article Ninth of the Certificate of Incorporation of the Registrant provides that each person who is or was a director or officer of the Registrant shall be indemnified by the Registrant to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended (but, if permitted by applicable law, in the case of any amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than permitted prior to such amendment).

     The Registrant has in effect insurance policies in the amount of $110 million for general officers' and directors' liability insurance and $30 million for fiduciary liability insurance covering all of the Registrant's directors and officers in certain instances where by law they may not be indemnified by the Registrant.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.                             Description of Document
-----------                             -----------------------

4.1 Certificate of Incorporation. Filed as Exhibit 3.1 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-86910) and incorporated herein by reference.
4.2 By-Laws. Filed as Exhibit 3.3 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-86910) and incorporated herein by reference.
4.3 CIT Group Inc. Employee Stock Purchase Plan (effective as of the first business day of the first calendar quarter beginning after the date hereof).
5.1            Opinion of Sidley Austin Brown & Wood LLP.
23.1           Consent of Pricewaterhousecoopers LLP.
23.2           Consent of KPMG LLP.
23.3           Consent of Pricewaterhousecoopers LLP.
23.4           Consent of Pricewaterhousecoopers LLP.
23.5           Consent of Sidley Austin Brown & Wood LLP (included in Exhibit
               5.1).
24.1 Powers of Attorney (included in Part II of the Registration Statement under the caption "Signatures").

Item 9.  Undertakings.
         ------------

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, CIT Group Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Livingston, State of New Jersey, on this 24th day of July, 2002.

                                      CIT Group Inc.
                                      (Registrant)

                                      By:    /s/ Joseph M. Leone
                                          ------------------------------------
                                      Name: Joseph M. Leone
                                      Title: Executive Vice President and
                                             Chief Financial Officer
                                             (Principal Financial and
                                             Accounting Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned constitutes and appoints Albert R. Gamper, Jr., Joseph M. Leone and Robert J. Ingato and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 24th day of July, 2002.

                       Name                                                               Title
                       ----                                                               -----

               /s/ Albert R. Gamper Jr.                                                 President,
----------------------------------------------------------                  Chief Executive Officer and Director
        Albert R. Gamper, Jr.

                 /s/ Joseph M. Leone                                               Executive Vice President
----------------------------------------------------------                      and Chief Financial Officer
        Joseph M. Leone                                                 (Principal Accounting and Financial Officer)


                                                                                           Director
----------------------------------------------------------
        John S. Chen

                 /s/ William A. Farlinger                                                  Director
---------------------------------------------------------
        William A. Farlinger

                 /s/ Thomas H. Kean                                                        Director
---------------------------------------------------------
        Hon. Thomas H. Kean

                 /s/ Edward J. Kelly                                                       Director
----------------------------------------------------------
        Edward J. Kelly, III

                                                                                           Director
----------------------------------------------------------
        Peter J. Tobin




                               INDEX TO EXHIBITS

Exhibit No.                 Description of Document
-----------                 -----------------------

4.1 Certificate of Incorporation. Filed as Exhibit 3.1 to Amendment No. 3 to Registrant's Registration Statement on Form S-1 (File No. 333-86910) and incorporated herein by reference.
4.2 By-Laws. Filed as Exhibit 3.3 to Amendment No. 3 to Registrant's Registration Statement on Form S-1 (File No. 333-86910) Form S-1 and incorporated herein by reference.
4.3 CIT Group Inc. Employee Stock Purchase Plan (effective as of the first business day of the first calendar quarter beginning after the date hereof).
5.1            Opinion of Sidley Austin Brown & Wood LLP.
23.1           Consent of Pricewaterhousecoopers LLP.
23.2           Consent of KPMG LLP.
23.3           Consent of Pricewaterhousecoopers LLP.
23.4           Consent of Pricewaterhousecoopers LLP.
23.5           Consent of Sidley Austin Brown & Wood LLP (included in Exhibit
               5.1).
24.1 Powers of Attorney (included in Part II of the Registration Statement under the caption "Signatures").